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                                                                 EXHIBIT 4.16.12

                  ELEVENTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 18, 1998, among SFX BROADCASTING OF SOUTH CAROLINA, INC., a Delaware corporation (the "Guarantor"), which is a subsidiary of SFX Broadcasting, Inc., a Delaware corporation (the "Company"); and The Chase Manhattan Bank, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

                  WHEREAS, The Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 31, 1996, providing for the issuance of an aggregate principal amount of $450,000,000 of 10 3/4% Senior Subordinated Notes due 2006 (the "Securities"); and

                  WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees, jointly and severally with all other guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture, including, without limitation, the provisions of
Article 10 of the Indenture.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Securities, the Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


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                  4. EFFECTIVENESS. This Supplemental Indenture shall be
effective upon execution by the parties hereto.

                  5. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

                  6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                         THE CHASE MANHATTAN BANK,
                                          as Trustee




                                         By: /s/ Francine Springer
                                            ------------------------------------
                                            Name:  Francine Springer
                                            Title:  Assistant Vice President


                                         SFX BROADCASTING OF SOUTH CAROLINA,
                                         INC.



                                         By: /s/ Richard A. Liese
                                            ------------------------------------
                                            Name: Richard A. Liese
                                            Title:  Vice President




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